Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to incorporation by reference in the previously filed Registration Statement on Form S-8 File pertaining to The Commercial & Savings Bank of Millersburg Profit Sharing and 401(k) Savings Retirement Plan and Trust of our report dated May 5, 2006, which report appears in the December 31, 2005, Annual Report on Form 11-K.

/s/ S.R. Snodgrass, A.C. Wexford, Pennsylvania
July 12, 2006